Exhibit 5.1

Proskauer Rose LLP 2049 Century Park East, 32nd Floor Los Angeles, CA 90067-3206

March 1, 2012

GNC Holdings, Inc.

300 Sixth Avenue

Pittsburgh, PA 15222

Ladies and Gentlemen:

We are acting as counsel to GNC Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement (the “Registration Statement”) on Form S-1 (No. 333-[      ]) relating to the sale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 19,550,000 shares of the Company’s Class A common stock, $0.001 par value per share (together with any additional shares that may be registered by the Selling Stockholders on a registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act, the “Shares”).

As such counsel, we have participated in the preparation of the Registration Statement and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement; (ii) the bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (iii) the form of underwriting agreement filed as Exhibit 1.1 to the Registration Statement; (iv) the resolutions of the Board of Directors of the Company; and (v) the Registration Statement, together with the exhibits filed as a part thereof.

We have made such examination of law as we have deemed necessary to express the opinion contained herein.  As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company.  We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts after the Registration Statement is declared effective, that the Shares have been duly authorized and are legally issued, fully paid and non-assessable and, with respect to those Shares to be sold by certain of the Selling Stockholders that will be issued upon the exercise of options prior to the completion of the offering and the exercise of the underwriters’ over-allotment option, such shares will be validly issued, fully paid and non-assessable upon exercise in compliance with the terms of the options pursuant to which such shares are to be issued.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

Boca Raton | Boston | Chicago | Hong Kong | London | Los Angeles | New Orleans | New York | Newark | Paris | São Paulo | Washington, D.C.

The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement, and we further consent to the incorporation of this opinion by reference in any registration statement filed pursuant to Rule 462(b) in connection with the offering covered by the Registration Statement.  In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP